Exhibit 5.1

February 28, 2024

Helmerich & Payne, Inc.

1437 South Boulder Ave., Suite 1400

Tulsa, Oklahoma 74119

Re:	Helmerich & Payne, Inc. Post-Effective Amendment to Registration Statements on Form S-8

Ladies and Gentlemen:

We have examined (i) the Registration Statement on Form S-8 of Helmerich & Payne, Inc., a Delaware corporation (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on March 13, 2020 (the “2020 Registration Statement”), in connection with the offering by the Company of up to 6,000,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), issuable to eligible individuals under the Company’s 2020 Omnibus Incentive Plan (as amended and restated, the “2020 Plan”); and (ii) the Registration Statement on Form S-8 of the Company filed with the Commission pursuant to the Securities Act on April 28, 2022 in connection with the offering by the Company of up to 4,650,000 shares of the Common Stock issuable to eligible individuals under the 2020 Plan (the “2022 Registration Statement” and, together with the 2020 Registration Statement, the “Prior Registration Statements”).

Pursuant to the terms of the Company’s 2024 Omnibus Incentive Plan (the “2024 Plan”), the 3,099,833 shares of Common Stock remaining available for issuance under the 2020 Plan as of February 27, 2024, as well as any shares of Common Stock subject to outstanding awards under the 2020 Plan as of February 27, 2024 that, on or after such date, are forfeited, cancelled, exchanged, surrendered or otherwise terminate or expire without a distribution of Common Stock will be available for issuance under the 2024 Plan (such shares of Common Stock, collectively, the “Rollover Shares”).

We have examined Post-Effective Amendment No. 1 to the Prior Registration Statements (the “Registration Statement”) to be filed with the Commission pursuant to the Securities Act in connection with the offering by the Company of such Rollover Shares that may become available for issuance under the 2024 Plan.

We have examined the 2024 Plan and the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the 2024 Plan that would expand, modify or otherwise affect the terms of the 2024 Plan or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Abu Dhabi • Beijing • Brussels • Century City • Dallas • Denver • Dubai • Frankfurt • Hong Kong • Houston • London • Los Angeles
Munich • New York • Orange County • Palo Alto • Paris • Riyadh • San Francisco • Singapore • Washington, D.C.

Helmerich & Payne, Inc.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Rollover Shares, when issued and sold in accordance with the terms set forth in the 2024 Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). This opinion is limited to the effect of the current state of the DGCL and to the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

Gibson, Dunn & Crutcher LLP